Theravance Reports Third Quarter 2008 Financial Results

SOUTH SAN FRANCISCO, CA -- 10/23/2008 -- Theravance, Inc. (NASDAQ: THRX) reported today its financial results for the quarter ended September 30, 2008. Net loss for the third quarter of 2008 was $20.9 million, compared with $32.4 million for the same period of 2007, a decrease of $11.5 million. Net loss per share was $0.34 for the third quarter of 2008 compared with a net loss per share of $0.53 for the third quarter of 2007.

"We made progress during the third quarter in our respiratory programs and with the U.S. telavancin program," said Rick E Winningham, Chief Executive Officer. "GSK has now completed enrollment in all five Phase 2b studies in the Horizon program, enrolling approximately 3,000 patients in total. We anticipate communicating the results from these studies late this year and in early 2009. Last week, we announced that we believe the ATLAS site inspection activities for telavancin have been successfully resolved. We look forward to reviewing the telavancin cSSSI NDA at the upcoming FDA Advisory Committee meeting in November. In Europe, Astellas and Theravance recently made a decision following discussions with the CHMP to withdraw the telavancin cSSTI application and Astellas currently intends to prepare a new marketing authorization application, including data from the hospital-acquired pneumonia Phase 3 studies."

Program Highlights

Respiratory Programs

Horizon

Enrollment in the Phase 2b asthma and chronic obstructive pulmonary disease (COPD) studies of the lead long-acting beta2 agonist (LABA), GW642444 ('444), is complete. We expect to report results for the Phase 2b asthma study of '444 during the fourth quarter of 2008 and for the Phase 2b COPD study of '444 in early 2009.

Enrollment is also complete for three Phase 2b studies in patients with mild, moderate, and severe asthma with the lead inhaled corticosteroid (ICS), GW685698 ('698). We expect to concurrently report results from all three '698 Phase 2b studies in early 2009.

Inhaled Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) Program

We are formulating a plan with GlaxoSmithKline plc (GSK) for the further development of GSK961081 ('081), the lead MABA compound for the treatment of COPD. In July, we reported clinical results from a Phase 2 study with '081 in COPD patients. In this study, '081 administered once daily to COPD patients demonstrated 24-hour bronchodilation on hour 24 on day 14 which was statistically significantly greater than placebo, and similar in magnitude to a combination therapy active control of salmeterol dosed twice daily plus tiotropium dosed once daily. '081 was generally well tolerated throughout the 14-day study, and adverse events were generally mild or moderate, with the most common adverse events being headache and dizziness. We received a milestone payment of $10 million in July from GSK in conjunction with the successful achievement of proof-of-concept in the Phase 2 clinical study.

Inhaled Long-Acting Muscarinic Antagonist (LAMA) Program

We continue working with GSK to complete the return of the LAMA program from GSK to Theravance. In July, we reported clinical results from a Phase 1 study of TD-4208, an investigational compound for the treatment of COPD in the LAMA program. In that study, a single dose of TD-4208 administered to healthy volunteers was generally well tolerated, with a similar incidence of adverse events, all mild or moderate, to placebo. In addition, TD-4208 demonstrated evidence of bronchodilation in volunteers sensitive to muscarinic antagonists. We intend to explore partnerships with other companies for the further development of TD-4208.

Bacterial Infections Programs

Telavancin

On October 14, 2008, we announced that the Anti-Infective Drugs Advisory Committee of the U.S. Food and Drug Administration (FDA) will convene on the morning of November 19, 2008 to review the New Drug Application (NDA) for telavancin for the treatment of complicated skin and skin structure infections (cSSSI) caused by Gram-positive bacteria, including resistant pathogens such as methicillin-resistant Staphylococcus aureus (MRSA). Based upon discussions with the FDA, we believe the site inspection issues in the ATLAS program have been successfully resolved. The FDA requested that the efficacy data from three clinical sites that enrolled 73 of the total 1,867 patients from the ATLAS studies be removed from the efficacy analysis for Advisory Committee review. The removal of these data had no impact on the previously reported conclusions of the studies.

We plan on submitting to the FDA a NDA for telavancin for the treatment of hospital-acquired pneumonia (HAP) caused by Gram-positive bacteria including resistant pathogens such as MRSA either in the fourth quarter of 2008 or in early 2009.

Also, we recently announced that new telavancin data will be presented at CHEST 2008, the annual meeting of the American College of Chest Physicians (ACCP) in Philadelphia, PA on October 27, 2008 and at the 48th Annual Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) and the Infectious Diseases Society of America (IDSA) 46th Annual Meeting to be held in Washington, D.C. from October 25-28, 2008. At CHEST, a podium presentation titled, "Telavancin: A Novel Agent for Ventilator-Associated Pneumonia Due to Staphylococcus aureus" and focusing on subgroup data from the telavancin Phase 3 ATTAIN studies will be presented by Dr. Andrew Shorr, M.D., M.P.H., Associate Director, Pulmonary and Critical Care Medicine, Washington Hospital Center and Associate Professor of Medicine, Georgetown University. At ICAAC/IDSA, telavancin data will be featured in twenty-five posters or podium presentations.

Astellas Pharma Europe B.V., a European subsidiary of Astellas Pharma Inc., voluntarily withdrew the European Marketing Authorization Application (MAA) for telavancin for the treatment of complicated skin and soft tissue infections (cSSTI) on October 20, 2008. Astellas and Theravance have taken this decision based on communications from the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMEA) that the data provided are not sufficient to allow the Committee to conclude a positive benefit-risk balance for telavancin for the sole indication of cSSTI at this time. Astellas currently intends to prepare a new MAA with expanded clinical trial data that was not available at the time of the initial application, including data from the HAP Phase 3 studies.

Gastrointestinal (GI) Motility Dysfunction Program

We recently dosed the first subject in a Phase 1 drug-drug interaction study with TD-5108, our lead compound in the program. We continue to evaluate the potential of this compound in chronic idiopathic constipation, constipation-predominant irritable bowel syndrome and other indications, and we intend to explore partnerships with other companies for the further development of TD-5108.

Financial Results

Revenue

Revenue was $6.0 million for the third quarter of 2008 compared with $5.7 million for the same period of 2007. This increase was due to higher amortization of milestone payments received from the company's partnerships with GSK and Astellas. All payments received to date under these agreements are being amortized over the relevant performance periods rather than being recognized when received.

Research and Development

Research and development expense for the third quarter of 2008 decreased to $20.1 million from $32.0 million for the same period of 2007. Total external research and development expense for the third quarter of 2008 was $5.0 million compared with $11.4 million for the same period in 2007. The lower expenses in the third quarter of 2008 were primarily due to decreased external clinical study costs associated with TD-5108, TD-1792, and telavancin as well as lower employee related costs due to the reduction in force announced in April 2008. Total research and development stock-based compensation expense for the third quarter of 2008 was $2.9 million compared with $3.5 million in same period of 2007.

General and Administrative

General and administrative expense for the third quarter of 2008 decreased to $6.5 million from $8.5 million for the same period in 2007. The lower expense in the third quarter of 2008 was primarily due to lower employee and facilities related costs due to the reduction in force announced in April 2008. Total general and administrative stock-based compensation expense for the third quarter of 2008 was $1.8 million compared with $2.4 million for the same period in 2007.

Restructuring Charges

The company incurred restructuring charges in the second and third quarters of 2008 totaling $5.1 million. The charges resulted primarily from the reduction in force initiated in April 2008 in response to the completion of the company's Phase 3 development activities with telavancin and to reduce its overall cash burn rate. The charges consisted primarily of employee and severance benefits.

Cash and Cash Equivalents

Cash, cash equivalents and marketable securities totaled $218.8 million as of September 30, 2008, a decrease of $13.5 million during the quarter. The decrease was primarily due to cash used in operations and severance related payments that were partially offset by a $10.0 million milestone payment received from GSK for the successful achievement of proof-of-concept in the MABA Phase 2 clinical study.

Conference Call and Webcast Information

As previously announced, the company has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Daylight Time today. To participate in the live call by telephone, please dial 877-397-0235 from the U.S., or 719-325-4855 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the company's web site for 30 days through November 22, 2008. An audio replay will also be available through 11:59 p.m. Eastern Standard Time on November 6, 2008 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 4772510.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company's key programs include: telavancin for the treatment of serious Gram-positive bacterial infections with Astellas Pharma Inc., the Horizon program and Bifunctional Muscarinic Antagonist-Beta2 agonist (MABA) program with GlaxoSmithKline plc, and the Gastrointestinal Motility Dysfunction program. By leveraging its proprietary insight of multivalency toward drug discovery focused primarily on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals and expected timing of clinical studies and data from studies, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of our product candidates (including with respect to telavancin statements regarding any expectation that regulatory authorities will approve telavancin on the basis of existing preclinical and clinical data or at all), the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue or operating cost savings and restructuring charges and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals, risks of relying on third-party manufacturers for the supply of our product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Item 1A of Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 7, 2008 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

                              THERAVANCE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share data)

                              Three Months Ended      Nine Months Ended
                                 September 30,           September 30,
                            ----------------------  ----------------------
                               2008        2007        2008        2007
                            ----------  ----------  ----------  ----------
                                  (unaudited)             (unaudited)

Revenue (1)                 $    5,999  $    5,669  $   17,149  $   16,372

Operating expenses:
  Research and development
   (2)                          20,075      31,964      66,850     124,319
  General and
   administrative (2)            6,494       8,462      22,916      26,772
  Restructuring charges             50          --       5,113          --

                            ----------  ----------  ----------  ----------
Total operating expenses        26,619      40,426      94,879     151,091
                            ----------  ----------  ----------  ----------

Loss from operations           (20,620)    (34,757)    (77,730)   (134,719)

Interest and other income,
 net                             1,209       2,414       4,176       7,855
Interest expense                (1,517)        (21)     (4,164)        (75)
                            ----------  ----------  ----------  ----------
Net loss                    $  (20,928) $  (32,364) $  (77,718) $ (126,939)
                            ==========  ==========  ==========  ==========
Net loss per share          $    (0.34) $    (0.53) $    (1.27) $    (2.10)
                            ==========  ==========  ==========  ==========

Shares used in computing
  net loss per share            61,545      60,664      61,247      60,384
                            ==========  ==========  ==========  ==========

(1) Revenue includes amounts from GSK, a related party, of $3.3 million and $9.0 million for the three and nine months ended
    September 30, 2008, respectively, and $2.8 million and $8.5 million for the three and nine months ended September 30, 2007, respectively.

(2) Amounts include stock-based compensation expense for the three and nine months ended September 30 as follows (in thousands):

                                       Three Months Ended Nine Months Ended
                                          September 30,     September 30,
                                        ----------------- -----------------
                                          2008     2007     2008     2007
                                        -------- -------- -------- --------
                                           (unaudited)      (unaudited)

Research and development                $  2,947 $  3,514 $  7,539 $ 10,078
General and administrative                 1,810    2,359    5,863    7,089
                                        -------- -------- -------- --------
Total stock-based compensation expense  $  4,757 $  5,873 $ 13,402 $ 17,167
                                        ======== ======== ======== ========

                           THERAVANCE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                (In thousands, except per share data)

                                              September 30,  December 31,
                                                  2008           2007
                                              -------------  -------------
                                               (unaudited)        (2)

Assets
  Cash, cash equivalents and marketable
   securities                                 $     218,837  $     126,816
  Other current assets                                8,890          7,271
  Marketable securities - non-current                    --          2,456
  Property and equipment, net                        17,328         20,091
  Other assets                                       10,207          5,349
                                              -------------  -------------
    Total assets                              $     255,262  $     161,983
                                              =============  =============

Liabilities and stockholders’ equity (net
 capital deficiency)
  Current liabilities, net of current portion
   of deferred revenue                        $      19,709  $      33,014
  Deferred revenue (1)                              182,506        188,655
  Convertible subordinated notes                    172,500             --
  Other long-term liabilities                         5,699          6,578
  Stockholders’ equity (net capital
   deficiency)                                     (125,152)       (66,264)
                                              -------------  -------------
Total liabilities and stockholders’ equity
 (net capital deficiency)                     $     255,262  $     161,983
                                              =============  =============

(1) Deferred revenue includes the current portion of $24.0 million and $22.5 million as of September 30, 2008 and December 31, 2007, respectively. Deferred revenue is the result of milestone payments that were earned under the company’s collaborations with Astellas and GSK.

(2) The condensed consolidated balance sheet amounts at
    December 31, 2007 are derived from audited financial statements.

Contact Information:
Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com